EXHIBIT 99.3

WESTERN REFINING LOGISTICS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except unit data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,885	$14,652
Accounts receivable:
Affiliate	62,216	48,798
Third-party, net of a reserve for doubtful accounts of $156 and $132, respectively	68,729	65,240
Inventories	51	68
Deferred income tax asset, net	191	—
Prepaid expenses	2,654	6,421
Other current assets	3,340	6,403
Assets held for sale	—	17,354
Total current assets	159,066	158,936
Property, plant and equipment, net	408,858	412,170
Intangible assets, net	5,795	6,515
Other assets	2,033	3,233
Total assets	$575,752	$580,854
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Affiliate	$147,321	$120,063
Third-party	13,211	9,186
Accrued liabilities	34,241	39,599
Total current liabilities	194,773	168,848
Long-term liabilities:
Long-term debt	314,225	313,032
Deferred income tax liability, net	—	641
Other liabilities	—	9
Total long-term liabilities	314,225	313,682
Commitments and contingencies
Equity:
General Partner	(14,723)	(5,532)
TexNew Mex unitholders (80,000 units issued and outstanding)	(310)	(310)
Common unitholders - Public (29,013,944 and 28,866,477 units issued and outstanding, respectively)	589,549	600,100
Common unitholders - Affiliate (Andeavor - 32,018,847 and Western - 9,207,847 units issued and outstanding, respectively)	(507,762)	(132,802)
Subordinated unitholders - Affiliate (Andeavor - 0 and Western - 22,811,000 units issued and outstanding, respectively)	—	(363,132)
Total equity	66,754	98,324
Total liabilities and equity	$575,752	$580,854

The accompanying notes are an integral part of these condensed consolidated financial statements.

WESTERN REFINING LOGISTICS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per unit data)

	Nine Months Ended
	September 30,
	2017	2016
Revenues:
Fee based:
Affiliate	$204,253	$157,642
Third-party	2,086	2,181
Product sales based:
Affiliate	459,674	355,459
Third-party	1,206,985	1,100,620
Total revenues	1,872,998	1,615,902
Operating costs and expenses:
Cost of products sold:
Affiliate	451,925	347,811
Third-party	1,157,916	1,047,571
Operating and maintenance expenses	136,452	131,103
Selling, general and administrative expenses	20,497	17,854
Merger and reorganization costs	4,518	—
Gain on disposal of assets, net	(3,354)	(963)
Depreciation and amortization	29,336	29,470
Total operating costs and expenses	1,797,290	1,572,846
Operating income	75,708	43,056
Other income (expense):
Interest and debt expense	(19,754)	(19,614)
Other income (expense), net	58	(87)
Net income before income taxes	56,012	23,355
Benefit (provision) for income taxes	584	(760)
Net income	56,596	22,595
Less net loss attributable to General Partner	—	(23,309)
Net income attributable to limited partners	$56,596	$45,904

Net income per limited partner unit:
Common - basic	$0.82	$0.83
Common - diluted	0.82	0.83
Subordinated - basic and diluted	0.77	0.89

Weighted-average limited partner units outstanding:
Common - basic	55,944	27,260
Common - diluted	55,955	27,274
Subordinated - basic and diluted	5,013	22,811

Cash distributions declared per common unit	$1.3575	$1.2075

The accompanying notes are an integral part of these condensed consolidated financial statements.

WESTERN REFINING LOGISTICS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net cash provided by operating activities	$107,815	$81,257
Cash flows from investing activities:
Capital expenditures	(23,703)	(24,618)
Increase in restricted cash	(14,347)	—
Use of restricted cash	14,347	—
Proceeds from sale of assets	18,067	1,005
Net cash used in investing activities	(5,636)	(23,613)
Cash flows from financing activities:
Borrowings on revolving credit facility	10,000	54,400
Payments on revolving credit facility	(10,300)	(179,100)
Proceeds from issuance of common units	—	277,751
Offering costs for issuance of common units	—	(417)
Deferred financing costs	(78)	(1,002)
Quarterly distributions to affiliate	(52,655)	(41,071)
Quarterly distributions to common unitholders - public	(40,126)	(21,006)
Payments of tax withholdings for unit-based compensation	(1,787)	(548)
Contributions from affiliate	—	20,286
Distribution to Western due to acquisitions	—	(195,000)
Net cash used in financing activities	(94,946)	(85,707)
Net change in cash and cash equivalents	7,233	(28,063)
Cash and cash equivalents at beginning of period	14,652	44,605
Cash and cash equivalents at end of period	$21,885	$16,542
Supplemental disclosure of cash flow information:
Interest paid	$24,044	$24,777
Income taxes paid	126	244
Supplemental disclosure of non-cash investing and financing activities:
Accrued capital expenditures	$3,453	$2,266
Conversion of subordinated units	367,766	—
Acquisition of net assets from affiliate	—	104,990

The accompanying notes are an integral part of these condensed consolidated financial statements.

WESTERN REFINING LOGISTICS, LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. Organization
Western Refining Logistics, LP ("WNRL" or the "Partnership"), "we," "us," and "our" refer to Western Refining Logistics, LP, and, unless the context otherwise requires, our subsidiaries. WNRL is a Delaware limited partnership formed in July 2013 by Western Refining Logistics GP, LLC ("WRGP" or the "General Partner"), our general partner. References to “Western” refer to Western Refining, Inc.
WNRL is principally a growth-oriented partnership that was formed to own, operate, develop and acquire logistics and related assets and businesses including terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation, storage and distribution of crude oil and refined products. WNRL's businesses include 705 miles of pipelines, approximately 12.4 million barrels of active shell storage capacity, distribution of wholesale petroleum products and crude oil and asphalt trucking.
On March 2, 2017, the requirements for the conversion of all WNRL subordinated units into common units were satisfied under the partnership agreement. As a result, the 22,811,000 subordinated units converted into common units on a one-for-one basis and thereafter participated on terms equal with all other common units in distributions of available cash. See Note 5, Equity, for additional information.
On June 1, 2017, Tesoro Corporation (renamed Andeavor on August 1, 2017) completed its acquisition of Western. Tahoe Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Andeavor, merged into Western, with Western surviving as a wholly-owned subsidiary of Andeavor (the "Andeavor Acquisition"). WNRL's agreements with Western have not changed as a result of the Andeavor Acquisition, as such, discussion about our affiliate agreements continue to refer to Western. See Note 7, Related Party Transactions, for additional information regarding these agreements.
As of September 30, 2017, Andeavor owned 52.5% of the limited partner interest in WNRL and public unitholders held the remaining 47.5%. WRGP is indirectly wholly-owned by Andeavor and holds all of the non-economic general partner interests in WNRL. See Note 5, Equity, for additional information.
Effective October 30, 2017, we closed our merger with Andeavor Logistics, LP ("Andeavor Logistics") (the “Merger”). All outstanding WNRL common units were exchanged for units of Andeavor Logistics. WNRL public unitholders received 0.5233 units of Andeavor Logistics for each WNRL unit held, while Andeavor effectively received 0.4639 units as certain units held by Andeavor’s subsidiaries were canceled in the transaction. The combined effective exchange ratio for the Merger was 0.4921 units of Andeavor Logistics for every unit of WNRL. Concurrently with the closing of the Merger, WNRL GP Merger Sub LLC, a direct, wholly-owned subsidiary of Andeavor Logistics, merged with and into WRGP, with WRGP being the surviving entity and becoming a wholly-owned subsidiary of Andeavor Logistics.
On October 30, 2017, in connection with the Merger, WNRL and the other parties thereto terminated the omnibus agreement, dated October 16, 2013, by and between Western. Additionally, Andeavor Logistics repaid the $20 million of outstanding borrowings under our senior secured revolving credit facility (the "Revolving Credit Facility") and terminated that facility. In addition, Andeavor Logistics repaid and fully satisfied our $300 million 7.5% Senior Notes due 2023 (the "WNRL 2023 Senior Notes") as well as accrued interest and $22 million early payment premium.
2. Basis of Presentation and Significant Accounting Policies
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In management's opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2017, are not necessarily indicative of the results that may be expected for the year ending December 31, 2017, or for any other period. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016. The condensed consolidated financial statements do not reflect the push-down accounting of the purchase price adjustments resulting from the Andeavor Acquisition or the Merger.
Restricted Cash
Restricted cash related to net proceeds from the sale of our lubricant operations located in Arizona and Nevada during the second quarter of 2017. This cash was used during the third quarter of 2017 to reinvest in assets used in our business and as a payment of debt.

WESTERN REFINING LOGISTICS, LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recent Accounting Pronouncements
Effective January 1, 2017, we adopted the accounting and reporting requirements included in the Accounting Standards Codification ("ASC") for employee share-based payment accounting. We have applied the new standard prospectively, except for the cash flow considerations, which we applied retrospectively. The adoption of these revised standards was not material to our financial position or results of operations. The presentation of our Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2016, has been retrospectively adjusted to include payments of $0.5 million for tax withholdings for stock-based compensation in net cash used in financing activities that was previously reported in net cash provided by operating activities as a change in accounts payable and accrued liabilities.
3. Divestitures
We completed an evaluation of our lubricant operations and concluded that lubricants were not strategic to our core operations. We took steps to divest the remaining assets associated with our lubricant operations and have executed asset purchase agreements with third parties. During the second and third quarters of 2017, we sold our lubricant operations located in Arizona, Nevada and New Mexico for $17.4 million resulting in a gain on disposal of assets of $2.9 million for the nine months ended September 30, 2017.
In connection with the disposal of our lubricant operations, we reported employee severance costs of $0.5 million within direct operating expenses and selling, general and administrative expenses in our Condensed Consolidated Statement of Operations for the nine months ended September 30, 2017. Assets held for sale in our Condensed Consolidated Balance Sheet at December 31, 2016 include $10.1 million in inventories and $7.3 million in property, plant and equipment.
4. Earnings Per Unit
Earnings in excess of distributions are allocated to the limited partners in accordance with our partnership agreement. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income allocations used in the calculation of earnings per unit. We did not declare a distribution for the third quarter of 2017 which is reflected in the calculation of net income per unit for the nine months ended September 30, 2017. Effective October 30, 2017, we closed the Merger and all outstanding WNRL common units were exchanged for units of Andeavor Logistics. Refer to Note 5, Equity, for further information.
Diluted earnings per unit includes the effects of potentially dilutive units of our common units that consist of unvested phantom units. These units are non-participating securities due to the forfeitable nature of their associated distribution equivalent rights, prior to vesting. We do not consider these units in the two-class method when calculating earnings per unit. Basic and diluted earnings per unit applicable to subordinated limited partners are the same because there were no potentially dilutive subordinated units outstanding.
In accordance with our partnership agreement, our subordinated units converted to common units once we met specified distribution targets and successfully completed other tests set forth in our Second Amended and Restated Agreement of Limited Partnership ("Second A&R Partnership Agreement"). On March 2, 2017, the requirements for the conversion of all WNRL subordinated units into common units were satisfied under the partnership agreement. As a result, the 22,811,000 subordinated units converted into common units on a one-for-one basis and, thereafter, participated on terms equal with all other common units in distributions of available cash. The conversion of the subordinated units did not impact the amount of cash distributions paid by us or the total number of outstanding units. Refer to Note 5, Equity, for further information.
In addition to our common and subordinated units, we have identified the general partner interest, incentive distribution rights and distributions associated with the TexNew Mex Units as participating securities and use the two-class method when calculating earnings per unit applicable to limited partners that is based on the weighted-average number of common units outstanding during the period. We make incentive distribution payments to our General Partner when our per unit distribution amount exceeds the target distribution. Refer to Note 5, Equity, for further information regarding incentive distribution rights.

WESTERN REFINING LOGISTICS, LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

To the extent there is sufficient available cash from operating surplus under the Second A&R Partnership Agreement, the holder of the TexNew Mex Units will be entitled to receive a distribution equal to 80% of the excess of TexNew Mex Shared Segment Distributable Cash Flow over the TexNew Mex Base Amount (as such terms are defined in the Second A&R Partnership Agreement). To the extent the holder of a TexNew Mex Unit is entitled to such a distribution, that distribution will be preferential to all other unit holder distributions. During the nine months ended September 30, 2017 and 2016, the TexNew Mex unitholders were not entitled to any distributions. Refer to Note 5, Equity, for further information.
The calculation of net income per unit for the nine months ended September 30, 2017 and 2016, respectively, is as follows:

	Nine Months Ended
	September 30,
	2017	2016
	(In thousands, except per unit data)
Net income	$56,596	$22,595
Net loss attributable to General Partner (1)	—	(23,309)
Net income attributable to limited partners	56,596	45,904
General Partner distributions	(7,044)	(2,857)
Limited partners' distributions on common units	(50,027)	(31,366)
Limited partners' distributions on subordinated units	(6,992)	(27,544)
Distributions greater than earnings	$(7,467)	$(15,863)

General Partners' earnings:
Distributions	$7,044	$2,857
Net loss attributable to General Partner (1)	—	(23,309)
Total General Partners' earnings (loss)	$7,044	$(20,452)

Limited partners' earnings on common units:
Distributions	$50,027	$31,366
Allocation of distributions greater than earnings	(4,320)	(8,636)
Total limited partners' earnings on common units	$45,707	$22,730

Limited partners' earnings on subordinated units (2):
Distributions	$6,992	$27,544
Allocation of distributions greater than earnings	(3,147)	(7,227)
Total limited partners' earnings on subordinated units	$3,845	$20,317

Weighted-average limited partner units outstanding:
Common units - basic	55,944	27,260
Common units - diluted	55,955	27,274
Subordinated units - basic and diluted	5,013	22,811

Net income per limited partner unit:
Common - basic	$0.82	$0.83
Common - diluted	0.82	0.83
Subordinated - basic and diluted	0.77	0.89

(1)
We apply the two-class method to calculate earnings per unit and allocate the results of operations of the St. Paul Park logistics assets prior to our acquisition of these assets on September 15, 2016 entirely to our general partner. The limited partners had no rights to the results of operations before the acquisition.

WESTERN REFINING LOGISTICS, LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

(2)
On March 2, 2017, the 22,811,000 subordinated units converted into common units on a one-for-one basis and thereafter participated on terms equal with all other common units in distributions of available cash. Distributions greater than earnings were allocated to the subordinated units through March 2, 2017.

5. Equity
We had 29,013,944 publicly held outstanding common units as of September 30, 2017, including the net settlement and issuance of 147,467 common units upon the vesting of phantom units from our Western Refining Logistics, LP 2013 Long-Term Incentive Plan (the "LTIP") during the nine months ended September 30, 2017. Andeavor owned 32,018,847 of our common units constituting an aggregate limited partner interest of 52.5% as of September 30, 2017. Effective October 30, 2017, we closed the Merger and all outstanding WNRL common units were exchanged for units of Andeavor Logistics.
In accordance with our partnership agreement, our subordinated units converted to common units once we met specified distribution targets and successfully completed other tests set forth in our Second A&R Partnership Agreement. On March 2, 2017, the requirements for the conversion of all WNRL subordinated units into common units were satisfied under the partnership agreement. As a result, the 22,811,000 subordinated units converted into common units on a one-for-one basis and, thereafter, participated on terms equal with all other common units in distributions of available cash. The conversion of the subordinated units did not impact the amount of cash distributions paid by us or the total number of outstanding units.
Changes to equity during the nine months ended September 30, 2017, were as follows:

		TexNew Mex -		Common -
	General	Andeavor /	Common -	Andeavor /	Subordinated -
	Partner	Western	Public	Western	Western	Total
	(In thousands)
Balance at December 31, 2016	$(5,532)	$(310)	$600,100	$(132,802)	$(363,132)	$98,324
Unit-based compensation	—	—	2,707	—	—	2,707
Conversion of subordinated units	—	—	—	(367,766)	367,766	—
Distributions to partners declared	(9,191)	—	(40,125)	(33,486)	(9,979)	(92,781)
Net income attributable to limited partners	—	—	26,867	24,384	5,345	56,596
Contributions	—	—	—	1,908	—	1,908
Balance at September 30, 2017	$(14,723)	$(310)	$589,549	$(507,762)	$—	$66,754
Distributions
Our Second A&R Partnership Agreement sets forth the calculation to be used to determine the amount and priority of cash distributions that the common unitholders and general partner will receive. We declare distributions subsequent to quarter end.
During the period from the execution of the Agreement and Plan of Merger dated as of August 13, 2017 to the date that the Merger was consummated, we coordinated the record dates of our quarterly distributions with Andeavor Logistics so that no holder of our common units received distributions from both WNRL and Andeavor Logistics or failed to receive one distribution. As a result of the timing, a distribution for the third quarter of 2017 was not declared because the record date of the Andeavor Logistics distribution occurred after the Merger.
The table below summarizes our 2017 quarterly distribution declarations and payments:

Declaration Date	Record Date	Payment Date	Distribution per Unit
January 31, 2017	February 13, 2017	March 1, 2017	$0.4375
April 28, 2017	May 9, 2017	May 23, 2017	0.4525
July 25, 2017	August 4, 2017	August 18, 2017	0.4675
Total			$1.3575

WESTERN REFINING LOGISTICS, LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

During the nine months ended September 30, 2017 and 2016, we paid distributions to unitholders as shown in the table below:

	Nine Months Ended
	September 30,
	2017	2016
	(In thousands, except per unit data)
TexNew Mex Unit distributions:
TexNew Mex Unit distributions	$—	$310
Total TexNew Mex Unit distributions	$—	$310

General Partner's distributions:
General Partner's incentive distribution rights	$9,191	$2,857
Total General Partner's distributions	$9,191	$2,857

Limited partners' distributions:
Common	$73,611	$31,366
Subordinated	9,979	27,544
Total limited partners' distributions	83,590	58,910
Total cash distributions	$92,781	$62,077

Cash distributions per limited partner unit	$1.3575	$1.2075
6. Equity-Based Compensation
Our General Partner's board of directors adopted the LTIP for the benefit of employees, consultants and non-employee directors of our General Partner and its affiliates. Awards granted under the LTIP vest over a scheduled vesting period and their market value at the date of the grant is amortized over the restricted period on a straight-line basis. At September 30, 2017, there were 4,109,062 WNRL common units reserved for future grants under the LTIP. Effective October 30, 2017, all awards to employees were converted to Andeavor Logistics unit awards and the LTIP was terminated.
The only equity awards that have been granted pursuant to the LTIP are phantom units. The fair value of the phantom units is determined based on the closing price of WNRL common units on the grant date. The estimated fair value of the phantom units is amortized on a straight-line basis over the scheduled vesting periods of individual awards. We incurred unit-based compensation expense of $4.5 million and $2.0 million for the nine months ended September 30, 2017 and 2016, respectively. Upon completion of the Andeavor Acquisition on June 1, 2017, we incurred $2.7 million of additional unit-based compensation expense due to the acceleration of certain phantom unit awards upon Western's change in control for the nine months ended September 30, 2017.
The aggregate grant date fair value of nonvested phantom units outstanding as of September 30, 2017, was $3.3 million. The aggregate intrinsic value of such phantom units was $3.3 million. Total unrecognized compensation cost related to our non-vested phantom units totaled $2.6 million at September 30, 2017, which we expect to recognize over a weighted-average period of approximately 2.1 years.

WESTERN REFINING LOGISTICS, LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

A summary of our unit award activity for the nine months ended September 30, 2017, is set forth below:

	Number of Phantom Units	Weighted-Average Grant Date Fair Value
Not vested at December 31, 2016	285,155	$26.42
Awards granted	61,423	24.84
Awards vested (1)	(219,584)	26.42
Awards forfeited	—	—
Not vested at September 30, 2017	126,994	25.64
(1) Due to the completion of the Andeavor Acquisition on June 1, 2017, 124,059 phantom units vested upon Western's change in control.

7. Related Party Transactions
Certain of our employees are shared employees with Western and Andeavor. At the closing of our initial public offering, we entered into a services agreement with Western under which Western agreed to share certain employees with us. These employees are responsible for operation, maintenance and other services related to the assets we own and operate. Western employees provide these services under our direction, supervision and control pursuant to this services agreement. Western also provides us with support for accounting, legal, human resources and various other administrative functions.
We have incurred charges from Western for the allocation of services including executive oversight, accounting, treasury, tax, legal, procurement, engineering, logistics, maintenance, information technology and similar items. We classify these charges between operating and maintenance expenses and selling, general and administrative expenses based on the functional nature of the employee and other services that Western provides for our operations. Charges from Western that we include within our selling, general and administrative and operating and maintenance expenses were as follows:

	Nine Months Ended
	September 30,
	2017	2016
	(In thousands)
Operating and maintenance expenses	$52,503	$48,166
Selling, general and administrative expenses	8,836	6,940
Total charges	$61,339	$55,106
Revenues from affiliates were as follows:

	Nine Months Ended
	September 30,
	2017	2016
	(In thousands)
Fee based	$204,253	$157,642
Product sales based	459,674	355,459
Total affiliate revenues	$663,927	$513,101
Our management believes the charges allocated to us from Western are a reasonable reflection of the utilization of Western's service to our operations. We also incur direct charges to our operations and administration. The allocations noted above may not fully reflect the additional expenses that we would have incurred had we been a stand-alone company during the periods presented.
On October 30, 2017, in connection with the Merger, WNRL and the other parties thereto terminated the omnibus agreement, dated October 16, 2013, by and between Western. Refer to our Annual Report on Form 10-K for the year ended December 31, 2016 for information regarding our commercial and other agreements with Western.